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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 1, 2002 (except Notes 2(a) and 4(a), as to which the date is April 24, 2003), with respect to the consolidated financial statements of Lions Gate Entertainment Corp., included in Amendment No. 2 to the Registration Statement (Form S-2 No. 333-104836) and related Prospectus of Lions Gate Entertainment Corp. dated June 3, 2003.


                                          /s/ Ernst & Young LLP


Los Angeles, California
June 3, 2003